UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — September 25, 2017

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	( Commission File No.)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2017, Envestnet, Inc. (“Envestnet”) entered into an agreement and plan of merger (the “Merger Agreement”) with Folio Dynamics Holdings, Inc., a Delaware corporation (“FolioDynamics”), FCD Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Envestnet (“Merger Sub”), and Actua USA Corporation, a Delaware corporation, solely in its capacity as the representative of the stockholders of FolioDynamics.  Pursuant to the Merger Agreement, Merger Sub will merge with and into FolioDynamics, with FolioDynamics continuing as the surviving corporation (the “Acquisition”) and a wholly owned subsidiary of Envestnet.

Subject to the terms and conditions of the Merger Agreement, Envestnet will pay $195,000,000 in cash for all the outstanding shares of FolioDynamics, subject to certain post-closing adjustments.  Envestnet will fund the Acquisition price with a combination of cash on Envestnet’s balance sheet and borrowings under its revolving credit facility.

The Acquisition is subject to certain customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and third-party consents.

The Merger Agreement contains customary representations and warranties.  The representations and warranties contained in the Merger Agreement will generally survive for two (2) years from the date of the closing.  Pursuant to the Merger Agreement, Envestnet is entitled to indemnification for, among other things, breaches of representations and warranties subject to a deductible and aggregate cap. As part of the indemnification contemplated in the Merger Agreement, Envestnet expects to obtain representation and warranty insurance, subject to exclusions, policy limits and certain other terms and conditions.

The Merger Agreement also contains customary covenants and agreements, including, among others, covenants providing for both parties to use their respective reasonable best efforts to obtain required regulatory approvals and for FolioDynamics to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing date.

Either Envestnet or FolioDynamics may terminate the Agreement if the closing does not occur by March 31, 2018.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

On September 25, 2017, Envestnet issued a press release regarding the Acquisition. The full text of Envestnet’s press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1                               Agreement and Plan of Merger, dated as of September 25, 2017, among Envestnet, Inc., FCD Merger Sub, Inc., Folio Dynamics Holdings, Inc. and Actua USA Corporation, solely in its capacity as representative of the stockholders of Folio Dynamics Holdings, Inc.

99.1                        Press Release dated September 25, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of September 25, 2017, among Envestnet, Inc., FCD Merger Sub, Inc., Folio Dynamics Holdings, Inc. and Actua USA Corporation, solely in its capacity as representative of the stockholders of Folio Dynamics Holdings, Inc.

99.1	Press Release dated September 25, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Peter D’Arrigo
		Name:	Peter D’Arrigo
		Title:	Chief Financial Officer

Date: September 25, 2017

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